Exhibit 10.4

4th AMENDMENT

AND LIMITED WAIVER TO

LOAN AND SECURITY AGREEMENT

THIS 4TH AMENDMENT AND LIMITED WAIVER TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 27th of April, 2009, by and among RADISYS CORPORATION, an Oregon corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of August 7, 2008 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.

B. Borrower is in default of the minimum EBITDA covenant set forth in Section 6.7(b) for the period ending March 31, 2009 (the “Existing Default”);

C. Borrower desires that Bank waive the Existing Default and amend the Loan Agreement upon the terms and conditions more fully set forth herein.

D. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the limited waiver and amendment contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. WAIVER. Subject to the terms of Section 5 below, Bank hereby waives the Existing Default.

2. AMENDMENT. Subject to the terms of Section 5 below, the definition of “EBITDA” in Section 13.1 of the Loan Agreement is amended and restated in its entirety and replaced with the following:

“EBITDA” shall mean, for any period, (a) Net Income plus (b) to the extent deducted in the calculation of Net Income, (i) Interest Expense, (ii) income tax expense, and (iii) depreciation and amortization plus (c) non-cash stock based compensation to the extent reflected as a charge in the statement of Net Income for such period; provided however, to the extent that the Borrower took (1) an impairment charge on the goodwill as required by FAS 142 fair value testing for the fiscal quarter ending December 31, 2008, such charge shall be added back to EBITDA in an amount not to exceed $67,256,000 and (2) a FAS 109 Deferred Tax Asset write down for the fiscal quarter ending March 31, 2009, such write down shall be added back to EBITDA for such quarter in an amount not to exceed $39,172,475.

3. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with such Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

4. LIMITATION. The limited waiver and amendment set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future consent or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.

5. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

5.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank; and

5.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

7. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

8. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	RADISYS CORPORATION an Oregon corporation

	By:	/s/ Brian Bronson
	Printed Name:	Brian Bronson
	Title:	Chief Financial Officer

BANK:	SILICON VALLEY BANK

	By:	/s/ Ron Sherman
	Printed Name:	Ron Sherman
	Title:	Senior Relationship Manager